SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

VORSATECH VENTURES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

VORSATECH VENTURES, INC.
15200 Shady Grove Road, Suite 350
Rockville, Maryland 20850
(301) 840-3888

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY OUR STOCKHOLDERS. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement is being furnished to the stockholders of record of Vorsatech Ventures, Inc. (“Vorsatech,”  “we” or the “Company”) as of August 18, 2005 (the “Record Date”) to advise them that the Board of Directors and stockholders of the Company have approved an amendment (the “Amendment”) to our Certificate of Incorporation. The Amendment, when filed with the Delaware Secretary of State, will change the name of this corporation to “Synutra International, Inc.” Stockholder approval was by written consent of stockholders owning 46,000,000 shares, representing 92% of the outstanding votes as of the Record Date. This Information Statement is being mailed on August [    ], 2005.

A copy of the Certificate of Amendment containing the Amendment is attached to this Information Statement as Appendix A.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Amendment will be filed promptly following the 20th day after this Information Statement is first sent to our stockholders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

Vote Required

The Amendment required the approval of stockholders holding a majority of the outstanding votes. As of the Record Date, we had only one class of voting securities outstanding, consisting of Common Stock. Holders of 46,000,000 shares have executed the written consent in favor of the Amendment.

Meeting Not Required

Under Delaware General Corporation Law (the “Delaware Law”), an amendment to our Certificate of Incorporation must be proposed by resolution of the Board of Directors and be approved of by stockholders holding shares entitling them to exercise at least a majority of the voting power of the company. Delaware Law provides that, unless otherwise provided in a corporation’s Certificate of Incorporation or Bylaws, actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding not less than at least a majority of the voting power of the company. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain, the written consent of four stockholders holding the requisite number of votes that would be necessary to authorize or take such action. Our Bylaws also permits action to be taken by the written consent of the stockholders holding not less than at least a majority of the voting power of the company.

Dissenters Rights of Appraisal

There are no dissenter’s rights of appraisal applicable to this action to adopt the Amendment.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth the number of shares of common stock beneficially owned as by (i) those persons or groups known to beneficially own more than 5% of Vorsatech’s common stock prior to the closing of the Exchange, (ii) those persons or groups who beneficially own more than 5% of Vorsatech’s common stock as of the closing of the Exchange, (iii) each current director and each person that became a director upon the closing of the Exchange, (iv) all current directors and executive officers as a group and (v) all directors and executive officers after the closing of the Exchange as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Liang Zhang, Chief Executive Officer (2)(3) 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-0-	-0-
Jibin Zhang, Chief Financial Officer 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-0-	-0-
Weiguo Zhang, President and Chief Operating Officer 15200 Shady Grove Road, Suite 350 Rockville, Maryland 20850	-0-	-0-
Hong Ma, Director 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-0-	-0-
Baoshu Yu, Director 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-0-	-0-
Beneficial Owners
Beams Power Investment Limited (2) Akara Building, 24 De Castro Street Wickhans Cay I, Road Town, Tortola British Virgin Islands	36,000,000	72.0%
Strong Gold Finance Ltd. (3) Akara Building, 24 De Castro Street Wickhans Cay I, Road Town, Tortola British Virgin Islands	10,000,000	20.0%
All Officers and directors as a group (one (1) person prior to and three (5) people following the consummation of the Exchange)	46,000,000	92.0%

* Less than 1%

(1)	Based on 50,000,713 shares of the Company’s common stock outstanding following the closing of the Exchange.

(2)	Synutra’s Chairman and Chief Executive Officer, Liang Zhang is the controlling stockholder and Chairman of Beams Power Investment Limited, a British Virgin Islands company.

(3)	Synutra’s Chairman and Chief Executive Officer, Liang Zhang is the controlling stockholder and Chairman of Strong Gold Finance Ltd., a British Virgin Islands company.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Amendment will change our name to “Synutra International, Inc.”

To become effective, the Amendment must be filed with the Delaware Secretary of State. We intend to file the Amendment as soon as reasonably practicable following the 20th day following the mailing of this Information Statement to our stockholders. The following summarizes the Amendment.

Name Change

On July 15, 2005, pursuant to the terms of a Share Exchange Agreement, we acquired (the “Acquisition”) all of the issued and outstanding shares of Synutra, Inc. an Illinois company (“New Subsidiary”). Immediately following the Acquisition, we closed our offices in Vancouver, Canada, and we moved our offices to the location of the New Subsidiary in Rockville Maryland. We currently do not plan to conduct any business other than owning the shares of the New Subsidiary, which will continue to conduct its operations. Currently, the New Subsidiary has several subsidiaries in the Peoples Republic of China, or the PRC, each engaged in different stages of the production, marketing, packaging and development of dairy based nutritional products in China for infants, children under the brand name of “Sheng Yuan”, and for adults under the brand name of “YiPin”.

Since we are now solely engaged in the business conducted by the New Subsidiary, we believe that our name should be changed to reflect our new business.

The Amendment will change our name to “Synutra International, Inc.” The voting and other rights that accompany our securities will not be affected by the change in our name. Our ticker (trading) symbol, which is currently “VVIN” and the CUSIP number of our stock will both change as a result of the name change. After the name change, stockholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name. However, the existing certificate will continue to represent shares of our Common Stock as if the corporate name had not changed. Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing stockholders. The transfer agent for the common stock is Holladay Stock Transfer, Inc. located at 2939 North 67th Place, Scottsdale, AZ 85252, telephone (480) 481-3940.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information, including current reports on Form 8-K and annual and quarterly reports on Form 10-KSB and Form 10-QSB, with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors /s/ LIANG ZHANG Liang Zhang, Chairman

APPENDIX A

CERTIFICATE OF AMENDMENT
OF

CERTIFICATE OF INCORPORATION OF

VORSATECH VENTURES, INC.

(Under Section 242 of the General Corporation
Law of the State of Delaware)

Vorsatech Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.  The name of the corporation is Vorsatech Ventures, Inc. The original Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on February 23, 2004.

B.  This Certificate of Amendment was duly adopted by the corporation's directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

C.  The Certificate of Incorporation, as heretofore amended, is hereby further amended by changing ARTICLE I so that, as amended, it shall be and read as follows:

“The name of the Corporation is “SYNUTRA INTERNATIONAL, INC.”

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Liang Zhang its Chief Executive Officer, this [    ] day of August, 2005.

Vorsatech Ventures, Inc.

Name: Liang Zhang
Title: Chief Executive Officer

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